UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2004

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Venturi Partners, Inc.
Five LakePointe Plaza
2709 Water Ridge Parkway, 2nd Floor
Charlotte, North Carolina 28217

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Scott B. Perper resigned as a member of the Board of Directors of COMSYS IT Partners, Inc. and as a member of the Nominating and Governance Committee of the Board, effective as of October 27, 2004. In addition, Ted A. Gardner resigned solely as a member of the Audit Committee of the Board, effective as of October 27, 2004.

     (d) Pursuant to Section 3.2 of the Amended and Restated Bylaws of COMSYS and the exclusive delegated authority of the Board granted thereunder, the Group B Subcommittee (as defined in the Bylaws) of our Nominating and Governance Committee appointed Kevin M. McNamara to fill the vacancy created by the resignation of Mr. Perper from the Board, effective as of October 27, 2004. The Group B Subcommittee also appointed Mr. McNamara to serve on the Audit Committee of the Board to fill the vacancy created by the resignation of Mr. Gardner from such committee, and appointed Mr. Gardner to serve on the Nominating and Governance Committee of the Board to fill the vacancy created by the resignation of Mr. Perper from such committee, each effective as of October 27, 2004.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.
Date: November 2, 2004	By:	/s/ Joseph C. Tusa, Jr.
		Name:	Joseph C. Tusa, Jr.
		Title:	Senior Vice President and Chief Financial Officer